EXHIBIT 10.8

THIRD AMENDMENT TO

THE ALLERGAN, INC.

2003 NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

THIS THIRD AMENDMENT TO THE ALLERGAN, INC. 2003 NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN (this “Third Amendment”), dated as of November 29, 2010, is made and adopted by Allergan, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Allergan, Inc. 2003 Nonemployee Director Equity Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 4.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

1.    Section 4.12 of the Plan is hereby amended and restated in its entirety as follows:

“4.12    Transferability. No award or right under the Plan, contingent or otherwise, shall be assignable or otherwise transferable other than by will or the laws of descent and distribution, or shall be subject to any encumbrance, pledge or charge of any nature. Any Award shall be accepted during a Participant’s lifetime only by the Participant or the Participant’s guardian or other legal representative.

Notwithstanding anything else in this Section 4.12, the Board by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.”

2.    This Third Amendment shall be effective as of the date hereof.

3.    This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.    Except as set forth herein, the Plan shall remain in full force and effect.

I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of Allergan, Inc. on November 29, 2010.

Executed on this 29th day of November, 2010.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Vice President, Associate General Counsel and Secretary